EXHIBIT 99.1 TO FORM 8-K

                               WESTWOOD ONE, INC.
                                  PRESS RELEASE

                                                      FOR IMMEDIATE RELEASE
                                                      CONTACT: JACQUES TORTOROLI
                                                      (212) 314-9215


                       WESTWOOD ONE SELLS $200 MILLION IN
                      PRIVATE PLACEMENT OF DEBT SECURITIES


New York, New York, December 3, 2002 - Westwood One, Inc. (NYSE: WON) has $50 million of 4.64% senior guaranteed notes due November 30, 2009 and $150 million of 5.26% senior guaranteed notes due November 30, 2012. Proceeds from the sale of notes will be used to repay variable rate borrowings under the Company's bank term loan and revolving credit facility, which reduces the Company's reliance on shorter-term borrowings.
The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Westwood One provides over 150 news, sports, music, talk, and entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations.
Westwood One is managed by Infinity Broadcasting Corporation. For more information visit www.westwoodone.com.

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